UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2013 (January 26, 2013)

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16133	06-1245881
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Seventh Avenue, 35th Floor

New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 489-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 26, 2013, Delcath Systems, Inc. (the “Company”) entered into a First Amendment to Research and Distribution Agreement (the “Amendment”) to the Research and Distribution Agreement with CHI-FU Trading Co., Ltd. dated February 9, 2010 (the “Agreement”). The Amendment incorporates various changes to the Agreement, including but not limited to the following: (1) amending the brand name of the Company’s device to the currently used “Delcath Hepatic CHEMOSTAT® Delivery System” name; (2) clarifying that the Company will create the research protocols and have the right to make in person visits to the research locations; (3) amending the timing of the expected receipt of certain regulatory approvals, as well as the timing of milestone payments; (4) incorporating a new requirement that end-users complete training courses; (5) extending the time period for CHI-FU Trading Co., Ltd. to exercise its option to gain distribution rights in Singapore; and (6) allowing CHI-FU Trading Co., Ltd. to appoint sub-distributors and dealers.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, as well as to the full text of the Agreement, which was filed with the Company’s Form 10-Q on May 5, 2010, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	First Amendment to Research and Distribution Agreement between Delcath Systems, Inc. and CHI-FU Trading Co., Ltd., dated January 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2013

DELCATH SYSTEMS, INC.

By:	/s/ Peter J. Graham
Name:	Peter J. Graham
Title:	Executive Vice President,
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Research and Distribution Agreement between Delcath Systems, Inc. and CHI-FU Trading Co., Ltd., dated January 26, 2013.